                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION CONTACT:

Steven A. Gould, M.D.
Chairman and Chief Executive Officer
(847) 864-3500

Sophia H. Twaddell                                Sharon L. Weinstein
Vice President, Corporate Communications          Director-Investor Relations
(847) 864-3500                                    Euro RSCG Life NRP
stwaddell@northfieldlabs.com                      (212) 845-4271
                                                  sharon.weinstein@eurorscg.com


FOR IMMEDIATE RELEASE


             NORTHFIELD ANNOUNCES EXERCISE OF OVER-ALLOTMENT OPTION


EVANSTON, IL-- FEBRUARY 7, 2005 - Northfield Laboratories Inc. (Nasdaq: NFLD) announced today that that the underwriters of its previously announced offering of common stock have exercised in full their over-allotment option and agreed to purchase an additional 675,000 shares of common stock. After exercising the over-allotment option, the underwriters have agreed to purchase a total of 5,175,000 shares of Northfield's common stock.

The exercise of the over-allotment option will result in additional gross proceeds of approximately $10.1 million to Northfield, bringing the total gross proceeds from the offering to the Company to approximately $77.6 million. The offering is expected to close on or about February 9, 2005, subject to customary conditions.

UBS Investment Bank is acting as the sole book-running manager in this offering. SG Cowen is acting as co-lead manager and Harris Nesbitt is acting as co-manager.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. A prospectus supplement relating to these securities has been filed with the Securities and Exchange Commission. This offering of the shares of common stock may be made only by means of the prospectus supplement and related prospectus, a copy of which may be obtained from UBS Investment Bank, Prospectus Department, 299 Park Avenue, New York, NY 10171.

(NORTHFIELD LABORATORIES INC LOGO)

About Northfield Laboratories

Northfield Laboratories Inc. is a leader in developing an oxygen-carrying blood substitute for the treatment of urgent, large volume blood loss in trauma and resultant surgical settings. PolyHeme(R) is a solution of chemically modified human hemoglobin that requires no cross matching and is therefore compatible with all blood types. It has a shelf life of over 12 months. Enrollment is currently underway in a pivotal Phase III trial of PolyHeme(R) beginning in the pre-hospital setting. For further information, visit http://www.northfieldlabs.com.

This press release contains forward-looking statements concerning, among other things, Northfield's future business plans and strategies and clinical and regulatory developments affecting our PolyHeme(R) blood substitute product. These forward-looking statements are identified by the use of such terms as "intends," "expects," "plans," "estimates," "anticipates," "should," "believes" and similar terms. These forward-looking statements involve inherent risks and uncertainties. Our actual results may therefore differ materially from those predicted by the forward-looking statements because of various factors and possible events, including our ability to obtain FDA approval to market PolyHeme commercially, the availability of capital to finance our clinical trials and ongoing business operations, our ability to obtain adequate supplies of raw materials and to manufacture PolyHeme in commercial quantities, our ability to market PolyHeme successfully, the possibility that competitors will develop products that will render PolyHeme obsolete or non-competitive, our ability to protect our intellectual property rights, the possibility that we may be subject to product liability claims and other legal actions, our dependency on a limited number of key personnel, the uncertainty of third party reimbursement for our product and other risks and uncertainties described from time to time in our periodic reports filed with the Securities and Exchange Commission, including our most recently filed quarterly report on Form 10-Q and annual report on Form 10-K. These forward-looking statements speak only as of the date of this press release. We do not undertake any obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the time such statement is made. All subsequent written and oral forward-looking statements attributable to Northfield or any person acting on our behalf are qualified by this cautionary statement.



                                       ###



1560 Sherman Avenue   Suite 1000   Evanston, IL 60201   Tel.847.864.3500
                                Fax.847.864.0353

                                      -2-